Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Pricing of Underwritten Public Offering of Common Stock

San Diego, March 23, 2017 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today announced the pricing of an underwritten public offering of 18,000,000 shares of its common stock at a price to the public of $1.25 per share.  The gross proceeds to Tandem from this offering are expected to be $22.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Tandem. All of the shares of common stock to be sold in the offering are being offered by Tandem. In addition, Tandem has granted the underwriters a 30-day option to purchase up to an additional 2,700,000 shares of common stock at the public offering price, less the underwriting discount.   The offering is expected to close on or about March 28, 2017, subject to customary closing conditions.

Piper Jaffray & Co. is acting as the sole book‐running manager for the offering. Oppenheimer & Co., Inc. and Wedbush PacGrow are acting as co‐managers.

The offering is being made by Tandem pursuant to a registration statement on Form S-1 originally filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2017 and declared effective by the SEC on March 22, 2017. The offering is being made only by means of a prospectus that forms a part of the registration statement. When available, copies of the final prospectus relating to the offering may be obtained from: Piper Jaffray & Co. at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by calling 800-747-3924, or by emailing prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim X2™ Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first continuous glucose monitoring-enabled pump with touchscreen simplicity. Tandem is based in San Diego, California.

t:flex and Tandem Diabetes Care are registered trademarks, and t:slim X2 and t:slim G4 are trademarks of Tandem Diabetes Care, Inc.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the proposed follow-on public offering, including the actual net proceeds to be raised in the offering and the expected closing date of the offering.  The Company’s actual results, and the timing of events, could differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including the Company’s actual expenses associated with the offering and the Company’s ability to satisfy closing conditions related to the proposed offering.  In addition, the Company’s results may be impacted by the other risks identified in the Company’s Registration Statement on Form S-1 relating to the offering, and other documents that the Company files with the Securities and Exchange Commission.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless otherwise required by applicable law or the rules of the NASDAQ Stock Market, the Company undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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